                                                                    EXHIBIT 6(a)

                        MASTER DISTRIBUTION AGREEMENT

                                   BETWEEN

                     AIM VARIABLE INSURANCE FUNDS, INC.

                                     AND

                          A I M DISTRIBUTORS, INC.



         THIS AGREEMENT, made this 28th day of February, 1997, is by and between AIM VARIABLE INSURANCE FUNDS, INC., a Maryland corporation (the "Company"), with respect to its series of shares shown on Schedule A attached hereto (the "Funds"), and A I M DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         FIRST: The Company on behalf of the Funds hereby appoints the Distributor as its principal underwriter and exclusive distributor for the sale of shares of the Funds to the separate accounts of United States life insurance companies.

         SECOND: The Company shall not sell any shares of the Funds except through the Distributor and under the terms and conditions set forth in paragraph FOURTH below.

         THIRD: The Distributor hereby accepts appointment as exclusive agent for the sale of the shares of the Funds and agrees that it will use its best efforts to sell such shares; provided, however, that:

         (A) the Distributor may, and when requested by the Company on behalf of the Funds shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Distributor or of the Company, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

         (B) the Company may withdraw the offering of the shares of the Funds
(i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually understood and agreed that the Distributor does not undertake to sell any specific amount of the shares of the Funds. The Company shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of shares of the Funds.

         FOURTH: The public offering price of shares of the Funds (the "offering price") shall be the net asset value per share. Net asset value per share shall be determined in accordance with the provisions of the then current prospectus of the Company.

         FIFTH: The Distributor shall act as agent of the Company on behalf of the Funds in connection with the sale and repurchase of shares of the Funds.

         SIXTH:  The Funds shall bear:

         (A) the expenses of qualification of shares of the Fund for sale in connection with such public offerings in any jurisdictions where said qualification is required by law; and

         (B) all legal expenses in connection with the foregoing.

         SEVENTH: The Distributor shall bear the expenses of printing from the final proof and distributing the Funds' prospectuses and statements of additional information (including supplements thereto) relating to the sale of shares of the Funds made by the Distributor pursuant to this Agreement (which shall not include those prospectuses and statements of additional information, and supplements thereto, to be distributed to shareholders of the Funds).

         EIGHTH: The Distributor will accept orders for the purchase of shares of the Funds only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.

         NINTH: The Company, on behalf of the Funds, and the Distributor shall each comply with all applicable provisions of the 1940 Act, the Securities Act of 1933 and of all other federal and state laws, rules and regulations governing the issuance and sale of shares of the Funds.

         TENTH:

         (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Company on behalf of the Funds agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Funds, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or Funds in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Company and the Funds against any and all claims, demands, liabilities and expenses which the Company or the Funds may incur arising out of or based upon any act or deed of the Distributor or its sales representatives which has not been authorized by the Company or the Funds in the prospectus or in this Agreement.

         (B) The Distributor agrees to indemnify the Company and the Funds against any and all claims, demands, liabilities and expenses which the Company or the Funds may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Funds, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or the Funds in connection therewith by or on behalf of the Distributor.

         (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the Funds' transfer agent(s), or for any failure of any such transfer agent to perform its duties.

         ELEVENTH: Nothing herein contained shall require the Company to take any action contrary to any provision of its Articles of Incorporation, or to any applicable statute or regulation.

         TWELFTH: This Agreement shall become effective as of the date hereof, shall continue in force and effect until February 28, 1999, and shall continue in force and effect from year to year thereafter, provided, that such continuance is specifically approved at least annually (a)(i) by the Board of Directors of the Company or (ii) by the vote of a majority of the Funds' outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and (b) by vote of a majority of the Company's directors who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement cast in person at a meeting called for such purpose.

         THIRTEENTH:

         (A) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Funds, or by the Distributor, on sixty (60) days' written notice to the other party.

         (B) This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the 1940 Act.

         FOURTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the addresses of both the Company and the Distributor shall be Eleven Greenway Plaza, Suite 1919, Houston, Texas 77046.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.



                                             AIM VARIABLE INSURANCE FUNDS, INC.



Attest:   /s/ DAVID L. KITE                  By:  /s/ ROBERT H. GRAHAM
         ------------------------------           -----------------------------
         Name:  DAVID L. KITE                     Name:  Robert H. Graham
         Title:    ASSISTANT SECRETARY            Title: President





                                             A I M DISTRIBUTORS, INC.


Attest:   /s/ OFELIA M. MAYO                 By:  /s/ MICHAEL J. CEMO
         -----------------------------            ----------------------------
         Name: OFELIA M. MAYO                     Name:Michael J. Cemo
         Title:   ASSISTANT SECRETARY             Title:President

                                   SCHEDULE A
                                       TO
                         MASTER DISTRIBUTION AGREEMENT
                                       OF
                       AIM VARIABLE INSURANCE FUNDS, INC.



o AIM V.I. CAPITAL APPRECIATION FUND

o AIM V.I. DIVERSIFIED INCOME FUND

o AIM V.I. GLOBAL UTILITIES FUND

o AIM V.I. GOVERNMENT SECURITIES FUND

o AIM V.I. GROWTH FUND

o AIM V.I. GROWTH AND INCOME FUND

o AIM V.I. INTERNATIONAL EQUITY FUND

o AIM V.I. MONEY MARKET FUND

o AIM V.I. VALUE FUND